Exhibit 23.2

DEGOLYER AND MACNAUGHTON

500 I SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

April 8, 2014

Denver Parent Corporation

370 17th Street

Suite 3900

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the inclusion of information from our reports concerning estimated oil and gas reserves in the Registration Statement ofDenver Parent Corporation on Form S-4 and incorporated by reference therein from the Annual Report on Form 10-K ofDenver Parent Corporation and Venoco, Inc. for the years ending December 31, 2012 and December 31, 2013.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716